Exhibit 3.1

CERTIFIED TRUE COPY

[ILLEGIBLE]
Director / Secretary

The Companies Act, Cap. 50

The Republic of Singapore

Private Company Limited by Shares

Memorandum

and

Articles of Association

of

GeniusU Pte. Ltd.

Company Registration No. 201541844C

Incorporated on the 30th day of November 2015

THE COMPANIES ACT, CAP. 50

PRIVATE COMPANY LIMITED BY SHARES

MEMORANDUM OF ASSOCIATION

OF

GENIUSU PTE. LTD.

1.	The name of the Company is GeniusU Pte. Ltd.

2.	The registered office of the Company is situate in the Republic of Singapore.

3.	Subject to the provisions of the Companies Act, Cap. 50 and any other written law and the Company’s memorandum or articles of association, the Company has full capacity to carry on or undertake any business or activity, do any act or enter into any transaction, and for the purposes of the foregoing, has full rights, powers and privileges.

4.	The objects for which the Company is established shall include but are not limited to the following:-

(1)	To carry on business as trainers, consultants and advisers to industry, businesses and public bodies in all their branches and in particular to provide advisory and consultancy services in relation to human resource development, organisational development and method studies, management training, personnel administration, motivation, management and applied psychology, psychological testing, professional and vocational counselling, industrial relations, information technology, resource management, production efficiencies and productivities, and to teach time management and time study operations, method improvement and all things relating thereto.

(2)	To carry on business as advisers on the administration and organisation of industry and the training and utilisation of personnel for industry and to carry on all or any of the businesses of industrial, business, personnel and information technology consultants, and to advise upon the means and methods for extending, developing and improving all types of businesses and industries and all systems or processes relating to the production, storage, distribution, marketing and sale of goods and/or the rendering of services.

(3)	To provide consulting services of all kinds and to undertake and organise all types of courses, conferences, conventions, seminars, workshops for the training of persons or individuals and in connection therewith to provide training materials of all kinds and descriptions.

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(4)	To establish and carry on business as general merchants, importers, exporters, commission agents, del credere agents, removers, packers, storers, storekeepers, factors and manufacturers of and dealers in foreign and local produce, manufactured goods, livestock, seafood, machinery, materials and general merchandise and to import, buy, prepare, manufacture, render marketable, sell, barter, exchange, pledge, charge, make advances on and otherwise deal in or turn to account produce goods, materials, foodstuff and merchandise generally either in their prepared, manufactured or raw state and to undertake, carry on and execute all kinds of commercial, trading and other manufacturing operations.

(5)	To carry on the business of an investment company and for that purpose to acquire and hold either in the name of the Company or in that of any nominee shares, stocks, debentures, debenture stock, bonds, notes, obligations and securities issued or guaranteed by any company wherever incorporated or carrying on business and debentures, debenture stock, bonds, notes, obligations and securities issued or guaranteed by any government, sovereign ruler, commissioners, public body or authority, supreme, dependent, municipal, local or otherwise in any part of the world.

(6)	To acquire any such shares, stocks, debentures, debenture stock, bonds, notes, obligations, or securities by original subscription, contract, tender, purchase, exchange, underwriting, participation in syndicates or otherwise, and whether or not fully paid up, and to subscribe for the same subject to such terms and conditions (if any) as may be thought fit.

(7)	To exercise and enforce all rights and powers conferred by or incident to the ownership of any such shares, stocks, obligations or other securities including without prejudice to the generality of the foregoing all such powers of veto or control as may be conferred by virtue of the holding by the Company of some special proportion of the issued or nominal amount thereof and to provide managerial, supervisory and advisory services for or in relation to any company in which the Company is interested upon such terms as may be thought fit.

(8)	To carry on the business of investment, and to purchase, take on lease or in exchange or otherwise acquire by way of investment any lands and buildings and any estate, right or interest in and connected with any lands or buildings or both or any other form of real or personal property.

(9)	To carry on any other business which may seem to the Company capable of being conveniently carried on in connection with its business or calculated directly or indirectly to enhance the value of or render profitable any of the Company’s property or rights.

(10)	To acquire and undertake the whole or any part of the business, property and liabilities of any person or company carrying on any business which the Company is authorised to carry on, or possessed of property suitable for the purposes of the Company.

(11)	To apply for, purchase, or otherwise acquire any patents, patent rights, copyrights, trade marks, formulas, licences, concessions, and the like, conferring any exclusive or nonexclusive or limited right to use, or any secret or other information as to, any invention which may seem capable of being used for any of the purposes of the Company, or the acquisition of which may seem calculated directly or indirectly to benefit the Company; and to use, exercise, develop, or grant licences in respect of, or otherwise turn to account, the property, rights, or information so acquired.

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(12)	To amalgamate or enter into partnership or into any arrangement for sharing of profits, union of interest, co-operation, joint adventure, reciprocal concession, or otherwise, with any person or company carrying on or engaged in or about to carry on or engage in any business or transaction which the Company is authorised to carry on or engage in, or any business or transaction capable of being conducted so as directly or indirectly to benefit the Company.

(13)	To enter into any arrangements with any government or authority, supreme, municipal, local, or otherwise, that may seem conducive to the Company’s objects, or any of them; and to obtain from any such government or authority any rights, privileges, and concessions which the Company may think it desirable to obtain; and to carry out, exercise, and comply with any such arrangements, rights, privileges, and concessions.

(14)	To establish and support or aid in the establishment and support of associations, institutions, funds, trusts, and conveniences calculated to benefit employees or directors or past employees or directors of the Company or of its predecessors in business, or the dependants or connections of any such persons; and to grant pensions and allowances, and to make payments towards insurance; and to subscribe or guarantee money for charitable or benevolent objects, or for any exhibition, or for any public, general, or useful object.

(15)	To promote any other company or companies for the purpose of acquiring or taking over all or any of the property, rights, and liabilities of the company, or for any other purpose which may seem directly or indirectly calculated to benefit the Company.

(16)	To purchase, take on lease or in exchange, hire, or otherwise acquire any movable or immovable property and any rights or privileges which the Company may think necessary or convenient for the purposes of its business, and in particular any land, buildings, easements, machinery, plant, and stock-in-trade.

(17)	To construct, improve, maintain, develop, work, manage, carry out, or control any buildings, works, factories, mills, roads, ways, tramways, railways, branches or sidings, bridges, reservoirs, water-courses, wharves, warehouses, electric works, shops, stores, and other works and conveniences which may seem calculated directly or indirectly to advance the Company’s interests; and to contribute to, subsidise, or otherwise assist or take part in the construction, improvement, maintenance, development, working, management, carrying out, or control thereof.

(18)	To guarantee and give guarantees or indemnities for the payment of money or the performance of contracts or obligations by any person or company.

(19)	To lend and advance money or give credit to any person or company and on such terms as may be considered expedient, and either with or without security; to secure or undertake in any way the repayment of moneys lent or advanced to or the liabilities incurred by any person or company; and otherwise to assist any person or company.

(20)	To borrow or raise or secure the payment of money in such manner as the Company may think fit and to secure the same or the repayment or performance of any debt, liability, contract, guarantee or other engagement incurred or to be entered into by the Company in any way and in particular by the issue of debentures perpetual or otherwise, charged upon all or any of the Company’s property (both present and future), including its uncalled capital; and to purchase, redeem, or pay off any such securities.

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(21)	To invest and deal with the money of the Company not immediately required in such manner as may from time to time be thought fit.

(22)	To remunerate any person or company for services rendered, or to be rendered, in placing or assisting to place or guaranteeing the placing of any of the shares in the Company’s capital or any debentures, or other securities of the Company, or in or about the organisation, formation, or promotion of the Company or the conduct of its business.

(23)	To draw, make, accept, endorse, discount, execute, and issue promissory notes, bills of exchange, bills of lading, and other negotiable or transferable instruments.

(24)	To sell or dispose of the undertaking of the Company or any part thereof for such consideration as the Company may think fit, and in particular for shares, debentures, or securities of any other company having objects altogether or in part similar to those of the Company.

(25)	To adopt such means of making known and advertising the business and products of the Company as may seem expedient.

(26)	To apply for, secure, acquire by grant, legislative enactment, assignment, transfer, purchase, or otherwise, and to exercise, carry out, and enjoy any charter, licence, power, authority, franchise, concession, right or privilege, which any government or authority, or any corporation or other public body may be empowered to grant; and to pay for, aid in, and contribute towards carrying the same into effect; and to appropriate any of the Company’s shares, debentures, or other securities and assets to defray the necessary costs, charges, and expenses thereof.

(27)	To apply for, promote, and obtain any statute, order, regulation, or other authorisation or enactment which may seem calculated directly or indirectly to benefit the Company; and to oppose any bills, proceedings, or applications which may seem calculated directly or indirectly to prejudice the Company’s interest.

(28)	To procure the Company to be registered or recognised in any country or place outside Singapore.

(29)	To sell, improve, manage, develop, exchange, lease, dispose of, turn to account, or otherwise deal with all or any part of the assets, property and rights of the Company.

(30)	To issue and allot fully or partly paid shares in the capital of the Company in payment or part payment of any movable or immovable property purchased or otherwise acquired by the Company or any services rendered to the Company.

(31)	To distribute any of the property of the Company among the members in kind or otherwise but so that no distribution amounting to a reduction of capital shall be made without the sanction required by law.

(32)	To take or hold mortgages, liens, and charges to secure payment of the purchase price, or any unpaid balance of the purchase price, of any part of the Company’s property of whatsoever kind sold by the Company, or any money due to the Company from purchasers and others.

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(33)	To undertake and transact all kinds of agency business and also to undertake and execute any trusts, the undertaking whereof may seem desirable, and either gratuitously or otherwise.

(34)	To carry out business services in particular but without limitation, to provide marketing assistance to businesses, and to provide or procure the provision by others of every and any service, need, want or requirement of any business nature required by any person firm or company in or in connection with any business carried on by them.

(35)	To make donations for patriotic or for charitable purposes.

(36)	To transact any lawful business in aid of Singapore in the prosecution of any war or hostilities in which Singapore is engaged.

(37)	To carry out all or any of the objects of the Company and do all or any of the above things in any part of the world and either as principal, agent, contractor, or trustee, or otherwise, and by or through trustees or agents or otherwise, and either alone or in conjunction with others.

(38)	To do all such other things as are incidental or conducive to the attainment of the objects and the exercise of the powers of the Company.

AND IT IS HEREBY DECLARED that the word “company” in this memorandum when not referring to this Company shall be deemed to include any corporation, partnership, association, club or other body of persons whether incorporated or not and wherever incorporated or domiciled and whether now existing or hereafter to be formed AND further that unless the context or subject matter is inconsistent therewith words signifying the singular number shall be deemed and taken to include the plural and vice versa AND further that the objects specified in each of the paragraphs in this memorandum shall be regarded as independent objects, and accordingly, shall be in no wise limited or restricted (except when otherwise expressed in such paragraph), by reference to the objects indicated in any other paragraph or the name of the Company, but may be carried out in as full and ample a manner and construed in as wide a sense as if each of the said paragraphs defined the objects of a separate, distinct and independent company.

5.	The liability of the members is limited.

6.	The Company shall have power to increase or reduce its share capital, to consolidate or subdivide the shares forming the capital (original, increased or reduced) of the Company, or to divide the shares forming the capital (original, increased or reduced) of the Company into several classes, to attach to shares forming the capital (original, increased or reduced) of the Company respectively preferential, deferred or special rights, privileges or conditions as may be determined by or in accordance with the articles for the time being of the Company, to issue additional shares with any such rights, privileges or conditions as aforesaid, to purchase or otherwise acquire shares in the issued share capital of the Company, or to hold treasury shares or to cancel shares of the Company.

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we, the person whose name, address and occupation are hereto subscribed, am desirous of being formed into a Company in pursuance of this memorandum of association, and we agree to take the number of share in the capital of the Company set out opposite my name:-

Number of Ordinary Share
Full Name, Address and Occupation of Subscriber	Taken by Subscriber

WEALTH DYNAMICS PTE. LTD.	ONE(l)
10 Gopeng Street
#27-22
Singapore 078878

Corporation

Name: Roger James Hamilton
Sole Director	/s/ Roger James Hamilton
For and on behalf of
Wealth Dynamics Pte. Ltd.	ONE

ONE(l)
Total Number of Share Taken

Witness to the above signature:

/s/ Edwin Teo Chin Kee

Edwin Teo Chin Kee

Member of Singapore Association of the Institute

of Chartered Secretaries and Administrators

M & C Services Private Limited

Company Registration No. 197901676D

112 Robinson Road #05-01

Singapore 068902

Date: 30 November 2015

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THE COMPANIES ACT, CAP. 50

*****

PRIVATE COMPANY LIMITED BY SHARES

*****

ARTICLES OF ASSOCIATION

OF

GENIUSU PTE. LTD.

Table “A” Excluded

1.	The regulations in Table “A” in the Fourth Schedule to the Companies Act, Cap. 50 shall not apply to the Company, except so far as the same are repeated or contained in these articles.

Interpretation

2.	In these articles, unless the subject or context otherwise requires, the words standing in the first column of the table next hereinafter contained shall bear the meanings set opposite to them respectively in the second column thereof:-

The Company	:	GeniusU Pte. Ltd.

The Act	:	The Companies Act, Cap. 50. of the Republic of Singapore or any statutory modification, amendment or re-enactment thereof for the time being in force or any and every other act for the time being in force concerning companies and affecting the Company and any reference to any provision of the Act is to that provision as so modified, amended or re-enacted or contained in any such subsequent Companies Act.

These articles	:	These articles of association as originally framed or as altered from time to time by special resolutions.

The directors	:	The directors for the time being of the Company.

The office	:	The registered office for the time being of the Company.

The seal	:	The common seal of the Company.

The secretary	:	Any person appointed to perform the duties of a secretary of the Company.

Words importing the singular number only shall include the plural number and vice versa.

Words importing the masculine gender only shall include the feminine gender.

Words importing persons shall include corporations.

Expressions referring to writing shall, unless the contrary intention appears, be construed as including references to printing, lithography, photography and other modes of representing or reproducing words in a visible form.

A reference in these articles to the directors of the Company shall, in the event the Company has only one director, be construed as a reference to that director.

A reference in these articles to the doing of any act by two or more directors of the Company shall, in the event the Company has only one director, be construed as the doing of that act by that director.

A reference in these articles to the members of the Company shall, in the event the Company has only one member, be construed as a reference to that member.

A reference in these articles to the doing of any act by two or more members of the Company shall, in the event the Company has only one member, be construed as the doing of that act by that member.

A reference in these articles to the holders of shares of the Company shall, in the event the Company has only one holder of such shares, be construed as a reference to that holder of shares.

A reference in these articles to the doing of any act by two or more holders of shares of the Company shall, in the event there is only one holder of such shares, be construed as the doing of that act by that holder of shares.

Words or expressions contained in these articles shall be interpreted in accordance with the provisions of the Interpretation Act, Cap. 1, and of the Act as in force at the date at which these articles become binding on the Company.

Private Company

3.	The Company is a private company and accordingly:-

(1)	the right to transfer shares in the Company shall be restricted in the manner hereinafter appearing; and

(2)	subject to the Act, the number of members of the Company (counting joint holders of shares as one person and not counting any person in the employment of the Company or of its subsidiary or any person who while previously in the employment of the Company or of its subsidiary was and thereafter has continued to be a member of the Company) shall be limited to fifty.

Share Capital and Variation of Rights

4.	Without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares but subject to the Act, shares in the Company may be issued by the directors and any such shares may be issued with such preferred, deferred, or other special rights or such restrictions, whether in regard to dividend, voting, return of capital, or otherwise, as the directors, subject to any ordinary resolution of the Company, determine.

5.	Subject to the Act, any preference shares may, with the sanction of an ordinary resolution, be issued on the terms that they are, or at the option of the Company are liable, to be redeemed.

6.	The Company shall not exercise any right in respect of treasury shares other than as provided by the Act. Subject thereto, the Company may hold or deal with its treasury shares in the manner authorized by, or prescribed pursuant to, the Act.

7.	If at any time the share capital is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Company is being wound up, be varied with the consent in writing of the holders of three-fourths of the issued shares of that class, or with the sanction of a special resolution passed by holders of the shares of the class. To every such special resolution the provisions of these articles relating to resolutions of the Company shall mutatis mutandis apply, but so that where the special resolutions are passed at a general meeting, the necessary quorum shall be two persons at least holding or representing by proxy one-third of the issued shares of the class and that any holder of shares of the class present in person or by proxy may demand a poll. To every such special resolution the provisions of the Act shall with such adaptations as are necessary apply. For the purposes of this article, any of the Company’s issued share capital held as treasury shares and the Company as a holder of treasury shares shall be disregarded.

8.	The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking equally therewith. For the purposes of this article, any of the Company’s issued share capital held as treasury shares and the Company as a holder of treasury shares shall be disregarded.

9.	The Company may pay commissions or brokerage on any issue of shares at such rate or amount and in such manner as the directors may deem fit. Such commissions or brokerage may be satisfied by the payment of cash or the allotment of fully or partly paid shares or partly in one way and partly in the other.

10.	Except as required by law, no person shall be recognised by the Company as holding any share upon any trust, and the Company shall not be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or unit of a share or (except only as by these articles or by law otherwise provided) any other rights in respect of any share except an absolute right to the entirety thereof in the registered holder.

11.	Every person whose name is entered as a member in the register of members shall be entitled without payment to receive a certificate under the seal of the Company in accordance with the Act but in respect of a share or shares held jointly by several persons the Company shall not be bound to issue more than one certificate, and delivery of a certificate for a share to one of several joint holders shall be sufficient delivery to all such holders. For the purposes of this article, any of the Company’s issued share capital held as treasury shares and the Company as a holder of treasury shares shall be disregarded.

Lien

12.	The Company shall have a first and paramount lien on every share (not being a fully paid share) for all money (whether presently payable or not) called or payable at a fixed time in respect of that share, and the Company shall also have a first and paramount lien on all shares (other than fully paid shares) registered in the name of a single person for all money presently payable by him or his estate to the Company; but the directors may at any time declare any share to be wholly or in part exempt from the provisions of this article. The Company’s lien, if any, on a share shall extend to all dividends payable thereon.

13.	The Company may sell, in such manner as the directors think fit, any shares on which the Company has a lien, but no sale shall be made unless a sum in respect of which the lien exists is presently payable, nor until the expiration of fourteen days after a notice in writing, stating and demanding payment of such part of the amount in respect of which the lien exists as is presently payable, has been given to the registered holder for the time being of the share, or the person entitled thereto by reason of his death or bankruptcy.

14.	To give effect to any such sale the directors may authorise some person to transfer the shares sold to the purchaser thereof. The purchaser shall be registered as the holder of the shares comprised in any such transfer, and he shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

15.	The proceeds of the sale shall be received by the Company and applied in payment of such part of the amount in respect of which the lien exists as is presently payable, and the residue, if any, shall (subject to a like lien for sums not presently payable as existed upon the shares before the sale) be paid to the person entitled to the shares at the date of the sale.

Calls on Shares

16.	The directors may from time to time make calls upon the members in respect of any money unpaid on their shares and not by the conditions of allotment thereof made payable at fixed times and each member shall (subject to receiving at least fourteen days’ notice specifying the time or times and place of payment) pay to the Company at the time or times and place so specified the amount called on his shares. A call may be revoked or postponed as the directors may determine.

17.	A call shall be deemed to have been made at the time when the resolution of the directors authorising the call was passed and may be required to be paid by instalments.

18.	The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

19.	If a sum called in respect of a share is not paid before or on the day appointed for payment thereof, the person from whom the sum is due shall pay interest on the sum from the day appointed for payment thereof to the time of actual payment at such rate not exceeding 8 per cent per annum as the directors may determine, but the directors shall be at liberty to waive payment of that interest wholly or in part.

20.	Any sum which by the terms of issue of a share becomes payable on allotment or at any fixed date, shall for the purposes of these articles be deemed to be a call duly made and payable on the date on which by the terms of issue the same becomes payable, and in case of non-payment all the relevant provisions of these articles as to payment of interest and expenses, forfeiture, or otherwise shall apply as if the sum had become payable by virtue of a call duly made and notified.

21.	The directors may, on the issue of shares, differentiate between the holders as to the amount of calls to be paid and the times of payment.

22.	The directors may, if they think fit, receive from any member willing to advance the same all or any part of the money uncalled and unpaid upon any shares held by him, and upon all or any part of the money so advanced may (until the same would, but for the advance, become payable) pay interest at such rate not exceeding (unless the Company shall otherwise resolve) 8 per cent per annum as may be agreed upon between the directors and the member paying the sum in advance.

Transfer of Shares

23.	Subject to these articles any member may transfer all or any of his shares by instrument in writing in any usual or common form or in any other form which the directors may approve. The instrument shall be executed by or on behalf of the transferor and the transferor shall remain the holder of the shares transferred until the transfer is registered and the name of the transferee is entered in the register of members in respect thereof.

24.	The instrument of transfer must be left for registration at the office of the Company together with such fee not exceeding S$1.00 as the directors from time to time may require, accompanied by the certificate of the shares to which it relates and such other evidence as the directors may reasonably require to show the right of the transferor to make the transfer, and thereupon the Company shall subject to the powers vested in the directors by these articles register the transferee as a shareholder and retain the instrument of transfer.

25.	The directors may decline to register any transfer of shares to a person of whom they do not approve and may also decline to register any transfer of shares on which the Company has a lien.

26.	The registration of transfers may be suspended at such times and for such periods as the directors may from time to time determine not exceeding in the whole thirty days in any year.

Transmission of Shares

27.	In case of the death of a member the survivor or survivors where the deceased was a joint holder, and the legal personal representatives of the deceased where he was a sole holder, shall be the only persons recognised by the Company as having any title to his interest in the shares; but nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any share which had been jointly held by him with other persons.

28.	Any person becoming entitled to a share in consequence of the death or bankruptcy of a member may, upon such evidence being produced as may from time to time properly be required by the directors and subject as hereinafter provided, elect either to be registered himself as holder of the share or to have some person nominated by him registered as the transferee thereof, but the directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the share by that member before his death or bankruptcy.

29.	If the person so becoming entitled elects to be registered himself, he shall deliver or send to the Company a notice in writing signed by him stating that he so elects. If he elects to have another person registered he shall testify his election by executing to that person a transfer of the share. All the limitations, restrictions, and provisions of these articles relating to the right to transfer and the registration of transfers of shares shall be applicable to any such notice or transfer as aforesaid as if the death or bankruptcy of the member had not occurred and the notice or transfer were a transfer signed by that member.

30.	Where the registered holder of any share dies or becomes bankrupt his personal representative or the assignee of his estate, as the case may be, shall, upon the production of such evidence as may from time to time be properly required by the directors in that behalf, be entitled to the same dividends and other advantages, and to the same rights (whether in relation to meetings of the Company, or to voting, or otherwise), as the registered holder would have been entitled to if he had not died or become bankrupt; and where two or more persons are jointly entitled to any share in consequence of the death of the registered holder they shall, for the purposes of these articles, be deemed to be joint holders of the share.

Forfeiture of Shares

31.	If a member fails to pay any call or instalment of a call on the day appointed for payment thereof, the directors may, at any time thereafter during such time as any part of the call or instalment remains unpaid serve a notice on him requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued.

32.	The notice shall name a further day (not earlier than the expiration of fourteen days from the date of service of the notice) on or before which the payment required by the notice is to be made, and shall state that in the event of non-payment at or before the time appointed the shares in respect of which the call was made will be liable to be forfeited.

33.	If the requirements of any such notice as aforesaid are not complied with, any share in respect of which the notice has been given may at any time thereafter, before the payment required by the notice has been made, be forfeited by a resolution of the directors to that effect. Such forfeiture shall include all dividends declared in respect of the forfeited shares and not actually paid before the forfeiture.

34.	A forfeited share may be sold or otherwise disposed of on such terms and in such manner as the directors think fit, and at any time before a sale or disposition the forfeiture may be cancelled on such terms as the directors think fit.

35.	A person whose shares have been forfeited shall cease to be a member in respect of the forfeited shares, but shall, notwithstanding, remain liable to pay to the Company all money which, at the date of forfeiture, was payable by him to the Company in respect of the shares (together with interest at the rate of 8 per cent per annum from the date of forfeiture on the money for the time being unpaid if the directors think fit to enforce payment of such interest), but his liability shall cease if and when the Company receives payment in full of all such money in respect of the shares.

36.	A statutory declaration in writing that the declarant is a director or the secretary of the Company, and that a share in the Company has been duly forfeited on a date stated in the declaration, shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share.

37.	The Company may receive the consideration, if any, given for a forfeited share on any sale or disposition thereof and may execute a transfer of the share in favour of the person to whom the share is sold or disposed of and he shall thereupon be registered as the holder of the share, and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale, or disposal of the share.

38.	The provisions of these articles as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a share, becomes payable at a fixed time, as if the same had been payable by virtue of a call duly made and notified.

Conversion of Shares into Stock

39.	The Company may by ordinary resolution convert any paid-up shares into stock and reconvert any stock into paid-up shares.

40.	The holders of stock may transfer the same or any part thereof in the same manner and subject to the same articles as and subject to which the shares from which the stock arose might previously to conversion have been transferred or as near thereto as circumstances admit; but the directors may from time to time fix the minimum amount of stock transferable and restrict or forbid the transfer of fractions of that minimum.

41.	The holders of stock shall according to the amount of the stock held by them have the same rights, privileges and advantages as regards dividends voting at meetings of the Company and other matters as if they held the shares from which the stock arose, but no such privilege or advantage (except participation in the dividends and profits of the Company and in the assets on winding up) shall be conferred by any such aliquot part of stock which would not if existing in shares have conferred that privilege or advantage.

42.	Such of the articles of the Company as are applicable to paid-up shares shall apply to stock, and the words “share” and “shareholder” therein shall include “stock” and “stockholder”.

Alteration of Capital

43.	The Company may from time to time by ordinary resolution do one or more of the following:-

(1)	increase the share capital by such sum as the resolution shall prescribe;

(2)	consolidate and divide all or any of its share capital;

(3)	subdivide its shares or any of them, so however that in the subdivision the proportion between the amount paid and the amount (if any) unpaid on each reduced share shall be the same as it was in the case of the share from which the reduced share is derived; and

(4)	cancel the number of shares which at the date of the passing of the resolution in that behalf have not been taken or agreed to be taken by any person or which have been forfeited and diminish the amount of its share capital by the number of the shares so cancelled.

44.	Subject to any direction to the contrary that may be given by an ordinary resolution of the Company, all new shares shall, before issue, be offered to such persons as at the date of the offer are entitled to receive notices from the Company of general meetings in proportion, as nearly as the circumstances admit, to the amount of the existing shares to which they are entitled. The offer shall be made by notice specifying the number of shares offered, the proposed issue price and terms of payment of the shares, and limiting a time within which the offer, if not accepted, will be deemed to be declined, and, after the expiration of that time, or on the receipt of an intimation from the person to whom the offer is made that he declines to accept the shares offered, the directors may dispose of those shares in such manner as they think most beneficial to the Company at such issue price and payment terms which are no more favourable than as set out in the offer. The directors may likewise so dispose of any new shares which (by reason of the ratio which the new shares bear to shares held by persons entitled to an offer of new shares) cannot, in the opinion of the directors, be conveniently offered under this article.

45.	The Company may by special resolution reduce its share capital, in any manner and with, and subject to, any incident authorised, and consent required by law.

46.	The Company may, subject to and in accordance with the Act, purchase or otherwise acquire shares in the issued share capital of the Company on such terms and in such manner as the Company may from time to time think fit. Any share that is so purchased or acquired by the Company shall, unless held in treasury in accordance with the Act, be deemed to be cancelled immediately on purchase or acquisition. On the cancellation of a share as aforesaid, the rights and privileges attached to that share shall expire, and where any such cancelled share was purchased or acquired out of the capital of the Company, the amount of the share capital of the Company shall be reduced accordingly.

General Meetings

47.	The Company shall, hold annual general meetings or dispense with the holding of annual general meetings, in accordance with the provisions of the Act. All general meetings other than annual general meetings shall be called extraordinary general meetings.

48.	Any director may whenever he thinks fit, convene an extraordinary general meeting, and extraordinary general meetings shall be convened on such requisition or in default may be convened by such requisitionists as provided by the Act.

49.	Subject to the provisions of the Act relating to agreements for shorter notice, fourteen days’ notice at the least (exclusive of the day on which the notice is served or deemed to be served, but inclusive of the day for which notice is given) specifying the place, the day and the hour of meeting and in case of special business the general nature of that business shall be given to such persons as are entitled to receive such notices from the Company.

50.	All business shall be deemed special that is transacted at an extraordinary general meeting, and also all that is transacted at an annual general meeting, with the exception of the consideration of the accounts, balance-sheets, and the reports of the directors and auditors, the fixing of the remuneration of directors, the election of directors in the place of those retiring, the declaration of dividends and the appointment and fixing of the remuneration of the auditors.

Proceedings of the Company

51.	Any resolution to be passed at a general meeting of the Company may be passed by written means in accordance with the provisions of the Act and these articles. In the event the Company has only one member, the Company may pass a resolution by the member recording the resolution and signing the record.

52.	No business shall be transacted at any general meeting unless a quorum of members is present at the time when the meeting proceeds to business. Save as herein otherwise provided, two members present in person shall form a quorum, or if the Company has only one member, that member shall form a quorum. For the purposes of this article, “member” includes a person attending as a proxy or as representing a corporation which is a member but does not include the Company as a holder of treasury shares. If within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of members, shall be dissolved; in any other case it shall stand adjourned to the same day in the next week at the same time and place, or to such other day and at such other time and place as the directors may determine.

53.	The chairman, if any, of the board of directors shall preside as chairman at every general meeting of the Company, or if there is no such chairman, or if he is not present within fifteen minutes after the time appointed for the holding of the meeting or is unwilling to act, the members present shall elect one of their number to be chairman of the meeting.

54.	The chairman may, with the consent of any meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

55.	At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless a poll is (before or on the declaration of the result of the show of hands) demanded:-

(1)	by the chairman;

(2)	by at least three members present in person or by proxy;

(3)	by any member or members present in person or by proxy and representing not less than one-tenth of the total voting rights of all the members having the right to vote at the meeting; or

(4)	by a member or members holding shares in the Company conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the shares conferring that right.

Unless a poll is so demanded a declaration by the chairman that a resolution has on a show of hands been carried or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the book containing the minutes of the proceedings of the Company shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against the resolution. The demand for a poll may be withdrawn. For the purposes of this article, any of the Company’s issued share capital held as treasury shares and the Company as a holder of treasury shares shall be disregarded.

56.	If a poll is duly demanded it shall be taken in such manner and either at once or after an interval or adjournment or otherwise as the chairman directs, and the result of the poll shall be the resolution of the meeting at which the poll was demanded, but a poll demanded on the election of a chairman or on a question of adjournment shall be taken forthwith.

57.	In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded shall be entitled to a second or casting vote.

58.	Subject to any rights or restrictions for the time being attached to any class or classes of shares, at meetings of members or classes of members, each member entitled to vote may vote in person or by proxy or by attorney and on a show of hands every person present who is a member or a representative of a member shall have one vote, and on a poll every member present in person or by proxy or by attorney or other duly authorised representative shall have one vote for each share he holds. For the purposes of this article, any of the Company’s issued share capital held as treasury shares and the Company as a holder of treasury shares shall be disregarded.

59.	In the case of joint holders the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders; and for this purpose seniority shall be determined by the order in which the names stand in the register of members.

60.	A member who is of unsound mind or whose person or estate is liable to be dealt with in any way under the law relating to mental disorder may vote, whether on a show of hands or on a poll, by his committee or by such other person as properly has the management of his estate, and any such committee or other person may vote by proxy or attorney.

61.	No member shall be entitled to vote at any general meeting unless all calls or other sums presently payable by him in respect of shares in the Company have been paid.

62.	No objection shall be raised to the qualification of any voter except at the meeting or adjourned meeting at which the vote objected to is given or tendered and every vote not disallowed at such meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the chairman of the meeting, whose decision shall be final and conclusive.

63.	The instrument appointing a proxy shall be in writing (in the common or usual form) under the hand of the appointer or of his attorney duly authorised in writing or, if the appointer is a corporation, either under seal or under the hand of an officer or attorney duly authorised. A proxy may but need not be a member of the Company. The instrument appointing a proxy shall be deemed to confer authority to demand or join in demanding a poll.

64.	Where it is desired to afford members an opportunity of voting for or against a resolution the instrument appointing a proxy shall be in the following form or a form as near thereto as circumstances admit:-

GENIUSU PTE. LTD.

I/We,         , of         being a member/members of the abovenamed company, hereby appoint         of         , or failing him, of         , as my/our proxy to vote for me/us on my/our behalf at the (annual or extraordinary, as the case may be) general meeting of the company, to be held on the day of           20   , and at any adjournment thereof.

Signed this          day of         20 .

This form is to be used *in favour of the resolution.

against

*Strike out whichever is not desired. (Unless otherwise instructed, the proxy may vote as he thinks fit.)

65.	The instrument appointing a proxy and the power of attorney or other authority, if any, under which it is signed or a notarially certified copy of that power or authority shall be deposited at the office of the Company, or at such other place in Singapore as is specified for that purpose in the notice convening the meeting, not less than forty-eight hours before the time for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote, or, in the case of a poll, not less than twenty-four hours before the time appointed for the taking of the poll, and in default the instrument of proxy shall not be treated as valid.

66.	A vote given in accordance with the terms of an instrument of proxy or attorney shall be valid notwithstanding the previous death or unsoundness of mind of the principal or revocation of the instrument or of the authority under which the instrument was executed, or the transfer of the share in respect of which the instrument is given, if no intimation in writing of such death, unsoundness of mind, revocation, or transfer as aforesaid has been received by the Company at the office before the commencement of the meeting or adjourned meeting at which the instrument is used.

67.	Without limitation to any provisions of the Act allowing the passing of resolutions by any other written means, and in addition to any procedure allowed under the Act for the passing of resolutions by written means, a resolution in writing signed by all the members or their agents authorized in writing shall (except where a meeting is prescribed by the Act) be as valid and effectual as if it had been passed at a meeting of the members duly convened and held, and any such resolution may consist of several documents in like form, each signed by or on behalf of one or more members. In the case of a corporate body which is a member, such resolution may be signed on its behalf by any one of its directors or by any other person (whether identified by name or by reference to the holding of any particular office) duly authorized by such corporate body by resolution of its directors or by other governing body or authorized under any document executed under common seal or any other valid authorization or by power of attorney to sign resolutions on its behalf. The expressions “in writing” and “signed” include approval by telefax, telex, cable, telegram or by electronic means by any such member.

Directors: Appointment, etc.

68.	(1)	All the directors shall retire from office in accordance with this article at the first annual general meeting of the Company or, in the event the Company dispenses with the holding of the first annual general meeting in accordance with the provisions of the Act, the retirement of directors may be done at an extraordinary general meeting or by written means in accordance with the provisions of the Act or these articles, on or before the date of expiry of the period within which the first annual general meeting of the Company is required by law to be held.

(2)	At the annual general meeting of the Company in every subsequent year, one-third of the directors for the time being, or, if the number is not three or a multiple of three, then the number nearest one-third, shall retire from office in accordance with this article, and in the event the Company dispenses with the holding of the annual general meeting in accordance with the provisions of the Act in any subsequent year, the retirement of directors may be done at an extraordinary general meeting or by written means in accordance with the provisions of the Act or these articles, on or before the date of expiry of the period within which the annual general meeting of the Company is required by law to be held.

(3)	In the event the Company has only one director, there shall be no requirement for the director to retire under this article.

69.	A retiring director shall be eligible for re-election.

70.	Where the directors of the Company are required to retire, the directors to retire shall be those who have been longest in office since their last election, but as between persons who became directors on the same day those to retire shall (unless they otherwise agree among themselves) be determined by lot.

71.	The Company may, by way of written resolutions, or at the meeting at which a director so retires fill the vacated office by electing a person thereto, and in default the retiring director shall if offering himself for re-election and not being disqualified under the Act from holding office as a director be deemed to have been re-elected, unless at that meeting, or by way of written resolutions, it is expressly resolved not to fill the vacated office or unless a resolution for the re-election of that director is put and lost.

72.	The Company may from time to time by ordinary resolution appoint directors and increase or reduce the number of directors, and may also determine in what rotation the increased or reduced number is to go out of office. Unless otherwise determined by a resolution of the Company, the number of directors shall be at least one and there shall be no maximum number.

73.	The directors shall have power at any time, and from time to time, to appoint any person to be a director, either to fill a casual vacancy or as an addition to the existing directors, but so that the total number of directors shall not at any time exceed the number fixed in accordance with these articles. Any director so appointed shall hold office only until the next retirement of directors under these articles, and shall then be eligible for re-election but shall not be taken into account in determining the directors who are to retire by rotation under these articles. In the event the Company has only one director, there shall be no requirement for the director to retire under this article.

74.	The Company may by ordinary resolution remove any director before the expiration of his period of office, and may by an ordinary resolution appoint another person in his stead; the person so appointed shall be subject to retirement at the same time as if he had become a director on the day on which the director in whose place he is appointed was last elected a director.

75.	The remuneration of the directors shall be determined from time to time by resolutions of the Company, and shall be divisible among the directors in such proportions and manner as they may agree and in default of agreement equally, except that in the latter event any director who shall hold office for part only of the period in respect of which such remuneration is payable shall be entitled only to rank in such division for the proportion of remuneration related to the period during which he has held office.

76.	The directors shall be entitled to be repaid all travelling or such reasonable expenses as may be incurred in attending and returning from meetings of the directors or of any committee of the directors or general meetings or otherwise howsoever in or about the business of the Company in the course of the performance of their duties as directors, as the board of directors may determine.

77.	Any director who is appointed to any executive office or serves on any committee or who otherwise performs or renders services, which in the opinion of the directors are outside his ordinary duties as a director, may be paid such extra remuneration as the directors may determine.

78.	The shareholding qualification for directors may be fixed by a resolution of the Company.

79.	The office of a director shall be vacated in any one of the following events, namely:-

(1)	if he becomes prohibited by law from acting as a director;

(2)	if he ceases to be a director by virtue of any of the provisions of the Act or these articles;

(3)	if he resigns by writing under his hand left at the office;

(4)	if he has a receiving order made against him or suspends payments or compounds with his creditors generally; or

(5)	if he is found lunatic or becomes of unsound mind.

Powers and Duties of Directors

80.	The business of the Company shall be managed by or under the direction of the directors. The directors may exercise all the powers of a company except any power that the Act or the memorandum and articles of the Company require the Company to exercise in general meeting or by written means.

81.	The directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property, and uncalled capital, or any part thereof, and to issue debentures and other securities whether outright or as security for any debt, liability, or obligation of the Company or of any third party.

82.	The directors may exercise all the powers of the Company in relation to any official seal for use outside Singapore and in relation to branch registers.

83.	The directors may from time to time by power of attorney appoint any corporation, firm, or person or body of persons, whether nominated directly or indirectly by the directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities, and discretions (not exceeding those vested in or exercisable by the directors under these articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the directors may think fit and may also authorise any such attorney to delegate all or any of the powers, authorities, and discretions vested in him.

84.	All cheques, promissory notes, drafts, bills of exchange, and other negotiable instruments, and all receipts for money paid to the Company, shall be signed, drawn, accepted, endorsed, or otherwise executed in such manner as the directors may from time to time determine.

85.	The directors shall cause minutes to be made:-

(1)	of all appointments of officers to be engaged in the management of the Company’s affairs;

(2)	of names of directors present at all meetings of the Company and of the directors; and

(3)	of all proceedings at all meetings of the Company and of the directors.

Such minutes shall be signed by the chairman of the meeting at which the proceedings were held or by the chairman of the next succeeding meeting.

Proceedings of Directors

86.	The directors may meet together for the despatch of business, adjourn and otherwise regulate their meetings as they think fit. A director may at any time and the secretary shall on the requisition of a director summon a meeting of the directors.

87.	Subject to these articles questions arising at any meeting of directors shall be decided by a majority of votes and a determination by a majority of directors shall for all purposes be deemed a determination of the directors. In case of an equality of votes the chairman of the meeting shall have a second or casting vote.

88.	(1)	Other than the office of auditor, a director may hold any other office or place of profit under the Company and he or any firm of which he is a member may act in a professional capacity for the Company in conjunction with his office of director for such period and on such terms (as to remuneration and otherwise) as the directors may determine. No director or intending director shall be disqualified by his office from transacting or entering into any arrangement with the Company either as vendor, purchaser or otherwise nor shall such transaction or arrangement or any transaction or arrangement entered into by or on behalf of the Company in which any director shall be in any way interested be avoided nor shall any director so transacting or being so interested be liable to account to the Company for any profit realised by any such transaction or arrangement by reason only of such director holding that office or of the fiduciary relation thereby established.

(2)	Every director shall observe the provisions of the Act relating to the disclosure of the interests of the directors in transactions or proposed transactions with the Company or of any office or property held by a director which might create duties or interests in conflict with his duties or interests as a director. Subject to such disclosure, a director shall be entitled to vote in respect of any transaction or arrangement in which he is interested and he shall be taken into account in ascertaining whether a quorum is present.

89.	(1)	A director may be or become a director of or hold any office or place of profit (other than as auditor) or be otherwise interested in any company in which the Company may be interested as vendor, purchaser, shareholder or otherwise and unless otherwise agreed shall not be accountable for any fees, remuneration or other benefits received by him as a director or officer of or by virtue of his interest in such other company.

(2)	The directors may exercise the voting power conferred by the shares in any company held or owned by the Company in such manner and in all respects as the directors think fit in the interests of the Company (including the exercise thereof in favour of any resolution appointing the directors or any of them to be directors of such company or voting or providing for the payment of remuneration to the directors of such company) and any such director of the Company may vote in favour of the exercise of such voting powers in the manner aforesaid notwithstanding that he may be or be about to be appointed a director of such other company.

90.	Any director with the approval of the directors may appoint any person (whether a member of the Company or not) to be an alternate or substitute director in his place during such period as he thinks fit. Any person while he so holds office as an alternate or substitute director shall be entitled to receive notice of meetings of the directors and to attend and vote as a director at any such meeting at which the director appointing him is not present. An alternate director shall be entitled to exercise all the powers of the appointor in his place (except the power to appoint an alternate director) and to sign annual statutory accounts and any directors’ resolutions in writing in place of the appointor. An alternate or substitute director shall not require any share qualification, and shall ipso facto vacate office if the appointor vacates office as a director or if the appointor removes the appointee from office. Any appointment or removal under this article shall be effected by notice in writing under the hand of the director making the same.

91.	The quorum necessary for the transaction of the business of the directors may be fixed by the directors, and unless so fixed shall be two if the Company has more than one director, or one, if the Company has only one director.

92.	The continuing directors may act notwithstanding any vacancy in their body, but if and so long as their number is reduced below the number fixed by or pursuant to the articles of the Company as the necessary quorum of directors, the continuing directors or director may act for the purpose of increasing the number of directors to that number or of summoning a general meeting of the Company, but for no other purpose.

93.	The directors may elect a chairman of their meetings and determine the period for which he is to hold office; but if no such chairman is elected, or if at any meeting the chairman is not present within ten minutes after the time appointed for holding the meeting or is unwilling to act, the directors present may choose one of their number to be chairman of the meeting.

94.	The directors may delegate any of their powers or discretion to committees consisting of one or more members of their body and (if thought fit) one or more other persons co-opted as hereinafter provided. Any committee so formed shall in the exercise of the powers so delegated conform to any regulations which may from time to time be imposed by the directors. Any such regulations may provide for or authorise the co-option to the committee of persons other than directors and for such co-opted members to have voting rights as members of the committee.

95.	The meetings and proceedings of any such committee consisting of two or more members shall be governed mutatis mutandis by the provisions of these presents regulating the meetings and proceedings of the directors, so far as the same are not superseded by any regulations made by the directors under the last preceding article.

96.	A committee may elect a chairman of its meetings; if no such chairman is elected, or if at any meeting the chairman is not present within ten minutes after the time appointed for holding the meeting or is unwilling to act, the members present may choose one of their number to be chairman of the meeting.

97.	A committee may meet and adjourn as it thinks proper. Questions arising at any meeting shall be determined by a majority of votes of the members present, and in the case of an equality of votes the chairman shall have a second or casting vote.

98.	All acts done by any meeting of the directors or of a committee of directors or by any person acting as a director shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any such director or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a director.

99.	A resolution in writing signed by a majority of the directors shall be as effective as a resolution duly passed at a meeting of the directors and may consist of several documents in the like form, each signed by one or more directors. The expressions “in writing” and “signed” include approval by telefax, telex, cable, telegram or by electronic means by any such director. In the event the Company has only one director, that director may pass a resolution by recording the resolution and signing the record. In the event the Company has only one director, that director may make a declaration required or authorised to be made under the Act by recording the declaration and signing the record; and such recording and signing of the declaration satisfies any requirement in the Act that the declaration be made at a meeting of the directors.

100.	The directors may meet either in person or by telephone or by other means of communication by which all persons participating in the meeting are able to hear and be heard by all other participants and participation in the meeting in this manner shall be deemed to constitute presence in person at such meeting. The directors participating in any such meeting shall be counted in the quorum for such meeting and all resolutions agreed by the directors in such meeting shall be deemed to be as effective as a resolution passed at a meeting in person of the directors duly convened and held. A meeting conducted by telephone or other means of communication as aforesaid is deemed to be held at the place agreed upon by the directors attending the meeting, provided that at least one of the directors present at the meeting was at that place for the duration of the meeting.

Managing Directors

101.	The directors may from time to time appoint one or more of their body to the office of managing director (or any equivalent appointment howsoever described) for such period and on such terms as they think fit and, subject to the terms of any agreement entered into in any particular case, may revoke any such appointment. A director so appointed shall not, while holding that office, be subject to retirement by rotation or be taken into account in determining the rotation of retirement of directors, but his appointment shall be automatically determined if he ceases from any cause to be a director.

102.	A managing director (or any director holding an equivalent appointment) shall, subject to the terms of any agreement entered into in any particular case, receive such remuneration (whether by way of salary, commission, or participation in profits, or partly in one way and partly in another) as the directors may determine.

103.	The directors may entrust to and confer upon a managing director (or any director holding an equivalent appointment) any of the powers exercisable by them upon such terms and conditions and with such restrictions as they may think fit, and either collaterally with or to the exclusion of their own powers, and may from time to time revoke, withdraw, alter, or vary all or any of those powers.

Secretary

104.	The secretary shall in accordance with the Act be appointed by the directors for such term, at such remuneration, and upon such conditions as they may think fit; and any secretary so appointed may be removed by them. If thought fit, two or more persons may be appointed as joint secretaries.

Seal

105.	The directors shall provide for the safe custody of the seal, which shall only be used by the authority of the directors or of a committee of the directors authorised by the directors in that behalf, and every instrument to which the seal is affixed shall be signed (a) by a director and shall be countersigned by the secretary or by a second director or by some other person appointed by the directors for the purpose, or (b) by the sole director in the event the Company has only one director.

Accounts

106.	The directors shall cause proper accounting and other records to be kept and shall distribute copies of the profit and loss accounts, balance-sheets and other documents as required by the Act and shall from time to time determine whether and to what extent and at what times and place and under what conditions or regulations the accounting and other records of the Company or any of them shall be open to the inspection of members not being directors, and no member (not being a director) shall have any right of inspecting any account or book or paper of the Company except as conferred by statute or authorised by the directors or by the Company in general meeting or by resolutions of members passed pursuant to these articles.

Dividends and Reserves

107.	The Company may declare dividends by a resolution of the Company, but no dividend shall exceed the amount recommended by the directors, and no dividend may be declared or paid to the Company in respect of any treasury shares.

108.	The directors may from time to time pay to the members such interim dividends as appear to the directors to be justified by the profits of the Company, but no dividend may be declared or paid to the Company in respect of any treasury shares.

109.	No dividend shall be paid otherwise than out of profits or shall bear interest against the Company.

110.	The directors may, before recommending any dividend, set aside out of the profits of the Company such sums as they think proper as reserves which shall, at the discretion of the directors, be applicable for any purpose to which the profits of the Company may be properly applied, and pending any such application may, at the like discretion, either be employed in the business of the Company or be invested in such investments as the directors may from time to time think fit. The directors may also without placing the same to reserve carry forward any profits which they may think prudent not to divide.

111.	Subject to the rights of persons, if any, entitled to shares with special rights as to dividend, all dividends shall be declared and paid according to the amounts paid or credited as paid on the shares in respect of which the dividend is paid, but no amount paid or credited as paid on a share in advance of calls shall be treated for the purposes of this article as paid on the share. All dividends shall be apportioned and paid proportionately to the amounts paid or credited as paid on the shares during any portion or portions of the period in respect of which the dividend is paid; but if any share is issued on terms providing that it shall rank for dividend as from a particular date that share shall rank for dividend accordingly.

112.	The directors may deduct from any dividend payable to any member all sums of money, if any, presently payable by him to the Company on account of calls or otherwise in relation to the shares of the Company.

113.	Any resolution of the Company declaring a dividend or bonus may direct payment of such dividend or bonus wholly or partly by the distribution of specific assets and in particular of paid-up shares, debentures or debenture stock of any other company or in any one or more of such ways and the directors shall give effect to such resolution, and where any difficulty arises in regard to such distribution, the directors may settle the same as they think expedient, and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any members upon the footing of the value so fixed in order to adjust the rights of all parties, and may vest any such specific assets in trustees as may seem expedient to the directors.

114.	Any dividend, interest, or other money payable in cash in respect of shares may be paid by cheque or warrant sent through the post directed to the registered address of the holder or, in the case of joint holders, to the registered address of that one of the joint holders who is first named on the register of members or to such person and to such address as the holder or joint holders may in writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent. Any one of two or more joint holders may give effectual receipts for any dividends, bonuses, or other money payable in respect of the shares held by them as joint holders.

Capitalisation of Profits

115.	The Company may upon the recommendation of the directors resolve that it is desirable to capitalise any part of the amount for the time being standing to the credit of any of the Company’s reserve accounts or to the credit of the profit and loss account or otherwise available for distribution, and accordingly that such sum be set free for distribution amongst the members who would have been entitled thereto if distributed by way of dividend and in the same proportions on condition that the same be not paid in cash but be applied either in or towards paying up any amounts for the time being unpaid on any shares held by such members respectively or paying up in full unissued shares or debentures of the Company to be allotted, distributed and credited as fully paid up to and amongst such members in the proportion aforesaid, or partly in the one way and partly in the other, and the directors shall give effect to such resolution.

116.	Whenever such a resolution as aforesaid shall have been passed the directors shall make all appropriations and applications of the undivided profits resolved to be capitalised thereby, and all allotments and issues of fully paid shares or debentures, if any, and generally shall do all acts and things required to give effect thereto, with full power to the directors to make such provision by the issue of fractional certificates or by payment in cash or otherwise as they think fit for the case of shares or debentures becoming distributable in fractions, and also to authorise any person to enter on behalf of all the members entitled thereto into an agreement with the Company providing for the allotment to them respectively, credited as fully paid up, of any further shares or debentures to which they may be entitled upon such capitalisation, or (as the case may require) for the payment up by the Company on their behalf, by the application thereto of their respective proportions of the profits resolved to be capitalised, of the amounts or any part of the amounts remaining unpaid on their existing shares, and any agreement made under such authority shall be effective and binding on all such members.

Notices

117.	A notice may be given by the Company to any member either personally or by sending it by post to him at his registered address, or (if he has no registered address in Singapore) to the address, if any, in Singapore supplied by him to the Company for the giving of notices to him, or by any other methods prescribed by the Act. Where a notice is sent by post, service of the notice shall be deemed to be effected by properly addressing, prepaying, and posting a letter containing the notice, and to have been effected in the case of a notice of a meeting on the day after the date of its posting, and in any other case at the time at which the letter would be delivered in the ordinary course of post.

118.	A notice may be given by the Company to the joint holders of a share by giving the notice to the joint holder first named in the register of members in respect of the share.

119.	A notice may be given by the Company to the persons entitled to a share in consequence of the death or bankruptcy of a member by sending it through the post in a prepaid letter addressed to them by name, or by the title of representatives of the deceased, or assignee of the bankrupt, or by any like description, at the address, if any, in Singapore supplied for the purpose by the persons claiming to be so entitled, or (until such an address has been so supplied) by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

120.	(1)	Notice of every general meeting shall be given in any manner hereinbefore authorised to:-

(a)	every member (excluding the Company as holder of treasury shares);

(b)	every person entitled to a share in consequence of the death or bankruptcy of a member who, but for his death or bankruptcy, would be entitled to receive notice of the meeting; and

(c)	the auditor (if any) for the time being of the Company.

(2)	No other person shall be entitled to receive notices of general meetings.

Winding Up

121.	If the Company is wound up, the liquidator may, with the sanction of a special resolution of the Company, divide amongst the members in kind the whole or any part of the assets of the Company (whether they consist of property of the same kind or not) and may for that purpose set such value as he deems fair upon any property to be divided as aforesaid and may determine how the division shall be carried out as between the members or different classes of members. The liquidator may, with the like sanction, vest the whole or any part of any such assets in trustees upon such trusts for the benefit of the contributories as the liquidator, with the like sanction, thinks fit, but so that no member shall be compelled to accept any shares or other securities whereon there is any liability. For the purposes of this article, any of the Company’s issued share capital held as treasury shares and the Company as a holder of treasury shares shall be disregarded.

Indemnity

122.	Every director, managing director, agent, auditor, secretary, and other officer for the time being of the Company shall be indemnified out of the assets of the Company to the extent permitted by the Act.

Full Name, Address and Occupation of Subscriber

WEALTH DYNAMICS PTE. LTD.
10 Gopeng Street
#27-22
Singapore 078878

Corporation

Name: Roger James Hamilton
Sole Director	/s/ Roger James Hamilton
For and on behalf of
Wealth Dynamics Pte. Ltd.

Witness to the above signature of

Roger James Hamilton

/s/ Teo Chin Kee

Teo Chin Kee

Member of Singapore Association of the Institute

of Chartered Secretaries and Administrators

M & C Services Private Limited

Company Registration No. 197901676D

112 Robinson Road #05-01

Singapore 068902

Date: 30 November 2015